Exhibit 10.16

Execution Version

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [date], by and between Amplify Energy Corp. (formerly known as Midstates Petroleum Company, Inc.), a Delaware corporation (the “Company”), and [name of Indemnitee] (“Indemnitee”).

RECITALS:

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions;

WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Company (as may be amended, the “Certificate of Incorporation”) requires (i) indemnification of and advancement of expenses to all officers and directors of the Company in the manner set forth therein and to the fullest extent permitted by applicable law, (ii) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and (iii) the Second Amended and Restated Bylaws of the Company (as may be amended, the “Bylaws”) and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (i) Indemnitee does not regard the protection available under the Certificate of Incorporation and insurance as adequate in the present circumstances, (ii) Indemnitee is not or was not willing to serve as a director or officer of the Company without adequate protection, (iii) the Company desired Indemnitee to serve in such capacity, and (iv) Indemnitee is or was willing to serve on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. (a) As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of (i) the Company or (ii) any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, including Amplify Energy Holdings LLC (formerly known as Amplify Energy Corp.).

“Disinterested Director” shall mean a director of the Company who is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Emergence Date” shall mean the “Effective Date,” as defined in the plan of reorganization of Memorial Production Partners LP, a Delaware limited partnership and predecessor of the Company, approved by order dated April 14, 2017 of the United States Bankruptcy Court for the Southern District of Texas, Houston Division in In re Memorial Production Partners LP, et al., under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. §101-1330), as amended.

“Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) hereof only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing. “Expenses” shall not include “Liabilities.”

“Indemnity Obligations” shall mean all obligations of the Company to Indemnitee under this Agreement, including the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, subpoena, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), including any appeal therefrom, whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or any subsidiary or affiliate of the Company (including, without limitation, service in such capacity on or prior to the Emergence Date to the Company or Amplify Energy Holdings LLC), by reason of any actual or alleged action taken by Indemnitee or of any action taken on Indemnitee’s part while acting as director or officer of the Company or any subsidiary or affiliate of the Company (including, without limitation, any such action taken on or prior to the Emergence Date on behalf of the Company or Amplify Energy Holdings LLC), or by reason of the fact that Indemnitee is or was serving at the request of the Company or any subsidiary or affiliate of the Company as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (including, without limitation, service in such capacity on or prior to the Emergence Date to the Company or Amplify Energy Holdings LLC), in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement can be provided under this Agreement.

(b) For the purpose hereof, (i) references to the “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued and (ii) references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; (iii) references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (iv) a Person who acted in good faith and in a manner such Person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor, which is provided for in Section 3 below), or any claim, issue or matter therein. The Company’s indemnification obligations set forth in this Section 2 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein. If applicable law so prohibits, no indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. The Company’s indemnification obligations set forth in this Section 3 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 2 or 3 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise a participant in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against all Expenses suffered or incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee in connection with such Proceeding, including but not limited to:

(a) the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(b) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee, or, in the case of (a) and (c), to advance Expenses to Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy obtained by the Company except with respect to any excess beyond the amount paid under such insurance policy;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c) except as provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (a) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (b) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee); or

(d) if a final decision by a court having jurisdiction in the matter that is not subject to appeal shall determine that such indemnification is not lawful.

Section 8. Advancement. The Company shall advance, to the extent not prohibited by applicable law, the Expenses and Liabilities reasonably incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced to the extent that it is ultimately determined by final judicial decision from which all rights to appeal have been exhausted or lapsed that the Indemnitee is not entitled to be indemnified by the Company. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(d) of this Agreement. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Sections 7(a) or (c) hereof.

Section 9. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall promptly notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification hereunder (the date of such notification, the “Submission Date”). The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding, including any appeal therein. Any delay or failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) In the event Indemnitee is entitled to indemnification and/or advancement with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain counsel (including local counsel) selected by Indemnitee and approved by the Company to defend Indemnitee in such Proceeding, at the sole expense of the Company (which approval shall not be unreasonably withheld, conditioned or delayed), or (ii) have the Company assume the defense of Indemnitee in such Proceeding, in which case the Company shall assume the defense of such Proceeding with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and the Company shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense. If the Company has responsibility for defense of a Proceeding, the Company shall provide the Indemnitee and its counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not settle or compromise any Proceeding without the prior written consent of Indemnitee.

Section 10. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, if any determination by the Company is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made (i) if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and (ii) in all other circumstances, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company holding a majority of the securities of the Company entitled to vote; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall, to the fullest extent permitted by law, be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, (i) the Independent Counsel shall be selected by the Indemnitee within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Company), (ii) the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and (iii) the Company may, within ten (10) days after such written notice of selection shall have been given, deliver to the Indemnitee the Company’s written objection to such selection. Such objection by the Company may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in this Agreement. If such written objection is made and substantiated, the Independent Counsel selected shall not serve as Independent Counsel unless and until the Company withdraws the objection or a court has determined that such objection is without merit. Absent a timely objection, the person so selected shall act as Independent Counsel. If no Independent Counsel shall have been selected and not objected to before the later of (i) thirty (30) days after the Submission Date and (ii) ten (10) days after the final disposition of the Proceeding, including any appeal therein, each of the Company and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel.

Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 12(e) hereof, if the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by Independent Counsel and the Company objects to the Indemnitee’s selection of Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, however, that such 30-day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the stockholders of the Company.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a) Subject to Section 12(e) hereof, in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 10(a) of this Agreement, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 or the third to the last sentence of Section 10(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Sections 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be, and the Company may not refer to or introduce into evidence any determination made pursuant to Section 10 of this Agreement adverse to Indemnitee for any purpose.

(c) If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or the Certificate of Incorporation, or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 13. Director and Officer Liability Insurance.

(a) The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies providing liability insurance for directors, former directors and officers of the Company or Amplify Energy Holdings LLC in their capacities as such (and for any capacity in which any director or officer of the Company serves any corporation, limited liability company, partnership, joint venture, trust or other enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of Expenses) no less favorable than those of such policy in effect on the date hereof, except for any changes approved by the Board and, to the extent such change materially adversely affects the Indemnitee, the Indemnitee; provided that such coverage and amounts are available on commercially reasonable terms. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with this Section 13 of this Agreement. The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

Section 14. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Certificate of Incorporation or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which Indemnitee may be associated. The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any Company insurance policy, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated. Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of the Company or valid and any collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement.

(c) Indemnitee shall be covered by the Company’s D&O Liability Insurance in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated; provided, however, that the Company shall not be subrogated to the extent of any such payment of all rights of recovery of Indemnitee with respect to any Person with whom or which Indemnitee may be associated.

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 15. Duration of Agreement; Not Employment Contract. This Agreement shall be effective with respect to Indemnitee as of the date that Indemnitee was appointed as a director or officer of the Company and shall continue until and terminate upon the latest of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of any Enterprise and (ii) one (1) year after the date of final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company, by the Certificate of Incorporation, the Bylaws or the DGCL.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to

Amplify Energy Corp.

500 Dallas Street, Suite 1700

Houston, TX 77002

Attention: Board of Directors

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 21. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 19 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware; (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

AMPLIFY ENERGY CORP.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title:

Notice Address of Indemnitee:

Signature Page to Indemnification Agreement